                     Registration Statement No.333-_________


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                               DIGEX, INCORPORATED
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                                       59-3582217
-------------------------------                        -------------
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)


                                 One Digex Plaza
                              Beltsville, MD 20705
                    ----------------------------------------
                    (Address of principal executive offices)


                         Digex, Incorporated 401(k) Plan
                     --------------------------------------
                            (Full title of the plan)


                                  Mark K. Shull
                      President and Chief Executive Officer
                               Digex, Incorporated
                                 One Digex Plaza
                              Beltsville, MD 20705
                     ---------------------------------------
                     (Name and address of agent for service)


                                  (240)264-2000
                     ---------------------------------------
                     (Telephone number of agent for service)


                                 With a copy to:
                            Ralph J. Sutcliffe, Esq.
                        Kronish Lieb Weiner & Hellman LLP
                           1114 Avenue of the Americas
                          New York, New York 10036-7798
                                 (212) 479-6170

                        CALCULATION OF REGISTRATION FEE


=================================================================================================================
      Title of                          Amount           Maximum            Maximum              Amount of
   Securities to                        to be            Offering          Aggregate            Registration
   be Registered                      Registered        Price Per           Offering                Fee
                                         (1)             Share(2)          Price (2)
-----------------------------------------------------------------------------------------------------------------
Digex
Class A Common
Stock, par value $.01 per
share                                  700,000            $ 67.41            $ 47,187,000        $ 12,457.37
-----------------------------------------------------------------------------------------------------------------

Intermedia
Communications
Inc. Common
Stock, par
value $.01 per
share                                  250,000            $ 34.34             $ 8,585,000         $ 2,266.44
=================================================================================================================



(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act") this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Average of the high and low prices as reported on the Nasdaq National Market on June 23, 2000, pursuant to Rule 457 (h) (1).



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


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Certain Documents by Reference

            The following documents, which have been filed by Digex, Incorporated ("Digex") or Intermedia Communications Inc., Digex's parent company ("Intermedia"), with the Securities and Exchange Commission (the "SEC"), are incorporated by reference in this Registration Statement as of their respective dates:

      (a) Digex's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the SEC on March 10, 2000.

      (b) Intermedia's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the SEC on March 21, 2000.

      (c) Digex's Quarterly Report on Form 10-Q for the three months ended March 31, 2000, filed with the SEC on May 12, 2000.

      (d) Intermedia's Quarterly Report on Form 10-Q for the three months ended March 31, 2000, filed with the SEC on May 15, 2000.

      (e) The description of Digex's Class A Common Stock which is contained in Digex's Registration Statement on Form 8-A (File No. 000-26873) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed with the SEC on July 29, 1999.

      (f) The description of Intermedia's capital stock which is contained in Intermedia's Registration Statement on Form 8-A (File No. 000-20135) under the Exchange Act, filed with the SEC on April 7, 1992, April 28, 1992, and April 30, 1992.

      All documents subsequently filed by Digex or Intermedia with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


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


Item 4.     Description of Securities

            N/A


Item 5.     Interests of Named Experts and Counsel

      Partners of Kronish Lieb Weiner & Hellman LLP, counsel to Digex and Intermedia, beneficially own 20,450 shares of Class A Common Stock. In addition, Ralph J. Sutcliffe, a partner of Kronish Lieb Weiner & Hellman LLP, beneficially owns 11,490 shares of common stock, par value $.01 per share, of Intermedia, a warrant to purchase 200,000 shares of Intermedia common stock at an exercise price equal to $20.75 per share, and, subject to vesting, options to purchase 22,000 shares of Intermedia common stock at an exercise price of $34.1875 per share. Intermedia indirectly owns all of the issued and outstanding shares of Digex's Class B Common Stock entitling Intermedia to control a majority of the voting power of Digex. Mr. Sutcliffe is a director of Intermedia.


Item 6.     Indemnification of Directors and Officers

      Digex's and Intermedia's Certificates of Incorporation each provide that Digex and Intermedia, respectively, will to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"), as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto. Digex's and Intermedia's By-laws, as amended, each contain a similar provision requiring indemnification of their respective directors and officers to the fullest extent authorized by the DGCL.

      The DGCL permits a corporation to indemnify its directors and officers (among others) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought (or threatened to be brought) by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made for expenses (including attorneys' fees) actually and reasonably incurred by directors and officers in connection with the defense or settlement of such action if they had acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view


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

of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. The DGCL further provides that, to the extent any director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      In addition, Digex's Certificate of Incorporation contains a provision limiting the personal liability of Digex's directors for monetary damages for certain breaches of their fiduciary duty.

      Digex and Intermedia have indemnification insurance under which directors and officers are insured against certain liability that may occur in their capacity as such.

      Digex has entered into indemnification agreements with each of its directors and executive officers to give them additional contractual assurances regarding the scope of the indemnification described above and to provide additional procedural protections. Generally, pursuant to each indemnification agreement, Digex will indemnify a director or officer who is or was a party to any legal action by or in the right of Digex or against the indemnitee due to his or her position as a director or officer of Digex, known as the "indemnitee," against the expenses, judgments, fines and amounts paid in settlement that were actually and reasonably incurred by the indemnitee in connection with such legal action, provided that such indemnitee acted in good faith and in a manner not opposed to the best interests of Digex.

      Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of Digex or Intermedia pursuant to the foregoing provisions, or otherwise, Digex and Intermedia have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


Item 7.     Exemption from Registration Claimed

            N/A


Item 8.     Exhibits

      Digex will submit the Digex, Incorporated 401(k)Plan (the "Plan") to the Internal Revenue Service ("IRS") and hereby undertakes to submit any amendment thereto to the IRS in a timely manner, and to make all changes required by the IRS to maintain qualification of the Plan.

Exhibit
Number                                          Exhibit
------                                          -------
23.1                    Consent of Ernst & Young LLP, Independent Auditors.

24.1                    Power of Attorney, included in signature page.



Item 9.     Undertakings

A.    Post-Effective Amendments

      Digex and Intermedia hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

                (iii) To include any material information with respect to
                      the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by Digex or Intermedia, as the case may be, pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.



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


          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    Subsequent Documents Incorporated by Reference

      Digex and Intermedia hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of their respective annual reports pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


C.    Claims for Indemnification

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Digex and Intermedia pursuant to the foregoing provisions, or otherwise, Digex and Intermedia have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore,unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Digex and/or Intermedia of expenses incurred or paid by a director, officer or controlling person of Digex and/or Intermedia in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Digex and/or Intermedia will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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



                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, Digex certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beltsville, State of Maryland, on this 27th day of June, 2000.

                                     Digex, Incorporated


                                     By:   /s/ MARK K. SHULL
                                     -----------------------------------
                                     Mark K. Shull,
                                     President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes Mark K. Shull and Timothy M. Adams, or either of them, as attorney-in-fact to sign and file in each capacity stated below, all amendments and post-effective amendments to this Registration Statement.

            Signature                       Title                                         Date
            ---------                       -----                                         ----
Principal Executive Officer:

/s/ MARK K. SHULL                  Director, President,                                June 27, 2000
---------------------------         and Chief Executive Officer
      Mark K. Shull


Principal Financial and
Accounting Officers:


/s/ TIMOTHY M. ADAMS                Chief Financial Officer                             June 27, 2000
---------------------------
      Timothy M. Adams


/s/ T. SCOTT ZIMMERMAN              Vice President & Controller                         June 27, 2000
---------------------------
      T. Scott Zimmerman

Other Directors:


/s/ DAVID C. RUBERG                 Chairman of the Board                               June 27, 2000
---------------------------
      David C. Ruberg


/s/ JOHN C. BAKER                   Director                                            June 27, 2000
---------------------------
      John C. Baker


/s/ PHILIP A. CAMPBELL              Director                                            June 27, 2000
---------------------------
      Philip A. Campbell


/s/ RICHARD A. JALKUT               Director                                            June 27, 2000
---------------------------
      Richard A. Jalkut


/s/ GEORGE F. KNAPP                 Director                                            June 27, 2000
---------------------------
      George F. Knapp


/s/ ROBERT M. MANNING               Director                                            June 27, 2000
---------------------------
      Robert M. Manning


/s/ JACK E. REICH                   Director                                            June 27, 2000
---------------------------
      Jack E. Reich



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


                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, Intermedia certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 27th day of June, 2000.

                                     Intermedia Communications Inc.


                                     By: /s/ ROBERT M. MANNING
                                     ------------------------------
                                     Robert M. Manning,
                                     Senior Vice President and
                                     Chief Financial Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes David C. Ruberg and Robert M. Manning, or either of them, as attorney-in-fact to sign and file in each capacity stated below, all amendments and post-effective amendments to this Registration Statement.

            Signature                         Title                                           Date
            ---------                         -----                                           ----

Principal Executive Officer:


/s/ DAVID C. RUBERG                 Chairman of the Board,                              June 27, 2000
---------------------------         President, and
      David C. Ruberg               Chief Executive Officer



Principal Financial and
Accounting Officers:


/s/ ROBERT M. MANNING               Senior Vice President and                           June 27, 2000
---------------------------         Chief Financial Officer
      Robert M. Manning


/s/ JEANNE M. WALTERS               Vice President, Controller                          June 27, 2000
---------------------------         and Chief Accounting Officer
      Jeanne M. Walters


Other Directors:


/s/ JOHN C. BAKER                   Director                                            June 27, 2000
---------------------------
        John C. Baker


/s/ PHILIP A. CAMPBELL              Director                                            June 27, 2000
---------------------------
      Philip A. Campbell


/s/ GEORGE F. KNAPP                 Director                                            June 27, 2000
---------------------------
      George F. Knapp


/s/ JAMES H. GREENE, JR.            Director                                            June 27, 2000
---------------------------
      James H. Greene, Jr.


/s/ ALEX NAVAB                      Director                                            June 27, 2000
---------------------------
      Alex Navab


/s/ RALPH J. SUTCLIFFE              Director                                            June 27, 2000
---------------------------
      Ralph J. Sutcliffe


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